Exhibit 3.3
BYLAWS
OF
XO HOLDINGS, INC.
     These Bylaws are intended to conform to the mandatory requirements of the General Corporation Law of Delaware (the “Act”). Any ambiguity arising between these Bylaws and the discretionary provisions of the Act shall be resolved in favor of the application of the Act.
ARTICLE I
STOCKHOLDERS
     Section 1. Place. Stockholders meetings shall be held at the registered office of the Corporation unless a different place shall be designated by the Board of Directors.
     Section 2. Annual Meeting. The annual meeting of the Stockholders shall be held on the date and time designated by the Board of Directors. The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, whether stated in the notice of meeting or not, except as otherwise expressly stated in the Certificate of Incorporation. If the election of Directors shall not be held on the day designated herein, the Board of Directors shall cause the election to be held at a special meeting of the Stockholders on the next convenient day.
     Section 3. Special Meetings. Special meetings of the Stockholders may be called by the President or the Board of Directors for any purpose at any time, and shall be called by the President at the request of the holders of shares entitled to cast at least 10% of votes eligible to be cast. Special meetings shall be held at such place or places within or without the state of Delaware as shall be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
     Section 4. Notice. Written or printed notice stating the place, hour and day of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each Stockholder of record entitled to vote at such meeting, or for such other notice period as may be required by the Act. Such notice and the effective date thereof shall be determined as provided in the Act.
     Section 5. Notice of Stockholder Business at Annual Meeting.
     (a) At an annual meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of a majority of the members of the Board of Directors, or (iii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 5, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 5.
     (b) For business to be properly brought before an annual meeting by a Stockholder, including, without limitation, the nomination of a person or persons for election to the Board of Directors, pursuant to clause (iii) of paragraph (a) of this Section 5, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the Stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. A Stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such Stockholder, that Stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that Stockholder, (3) any material interest of the Stockholder in the proposed business, (4) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and (5) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
     In addition to the information required above to be given by a Stockholder who intends to submit business to a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such Stockholder’s notice must also set forth, as to each person whom the Stockholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person,(iii) the class and number of shares of equity securities of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (v) the written consent of such person to be named in the proxy statement as a nominee.
     (c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 5 shall relieve a Stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, and the rules and regulations thereunder.
     Section 6. Quorum. A majority of votes entitled to be cast by the shares issued, outstanding and entitled to vote upon the subject matter at the time of the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders.
     Section 7. Adjourned Meetings. If there is no quorum present at any annual or special meeting the Stockholders present may adjourn to such time and place as may be decided upon by the holders of the majority of the shares present, in person or by proxy, and notice of such adjournment shall be given in accordance with Section 4 of this Article, but if a quorum is present, adjournment may be taken from day to day or to such time and place as may be decided and announced by a majority of the Stockholders present, and subject to the requirements of the Act, no notice of such adjournment need be given. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.
     Section 8. Voting. Each Stockholder entitled to vote on the subject matter shall be entitled to that number of votes provided in the Certificate of Incorporation for each share of stock standing in the name of the Stockholder on the books of the Corporation at the time of the closing of the Transfer Books for said meeting, whether represented and present in person or by proxy. The affirmative vote of the holders of a majority of the shares of each class represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.
     The secretary shall prepare and make, at least ten days before every election of directors, a complete list of the Stockholders entitled to vote, arranged in alphabetical order and showing the address of each Stockholder and the number of shares of each Stockholder. Such list shall be open at the offices of the Corporation for said ten days, to the examination of any Stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any Stockholder who may be present.
     Section 9. Proxies. At all meetings of Stockholders, a Stockholder may vote in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
     Section 10. Record Date. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of the Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent Stockholders for any purposes, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed pursuant to this Section.
     Section 11. Conduct of Meetings. The Chairman of the Board of Directors or, in his absence the Chief Executive Officer, President, or the Vice-President designated by the Chairman of the Board, shall preside at all regular or special meetings of Stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to Stockholders to speak, governing all aspects of the conduct of such meetings.
ARTICLE II
DIRECTORS
     Section 1. In General. The business and affairs of the Corporation shall be managed by a Board of Directors initially consisting of three (3) directors, who are hereby designated as Messrs. Carl Grivner, Wayne Rehberger and William Garrahan, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The members of the first Board of Directors shall hold office, subject to removal as hereinafter provided, until the first annual meeting of the Stockholders and until their successor(s) shall have been elected and qualified. Thereafter, the term of the Directors shall begin upon each Director’s election by the Stockholders as provided in Article I, Section 8 above, and shall continue until his successor shall have been elected and qualified.
     Section 2. Powers. The corporate powers, business, property and interests of the Corporation shall be exercised, conducted and controlled by the Board of Directors, which shall have all power necessary to conduct, manage and control its affairs, and to make such rules and regulations as it may deem necessary as provided by the Act; to appoint and remove all officers, agents and employees; to prescribe their duties and fix their compensation; to call special meetings of Stockholders whenever it is deemed necessary by the Board, to incur indebtedness and to give securities, notes and mortgages for same. It shall be the duty of the Board to cause a complete record to be kept of all the minutes, acts, and proceedings of its meetings.
     Section 3. Vacancies. Vacancies in the Board of Directors, whether as a result of resignation or removal of a director, as hereinafter provided, or as a result of an increase in the number of Directors may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors or by the Stockholders Any person elected to fill a vacancy shall hold office, subject to removal as hereinafter provided, until the next annual election until his successor is elected and qualifies.

     Section 4. Annual Meeting. There shall be an annual meeting of the Board of Directors which shall be held immediately after the annual meeting of the Stockholders and at such place as determined by the Board of Directors.
     Section 5. Special Meeting. Special meetings may be called from time to time by the President or any one of the Directors. Any business may be transacted at any special meeting.
     Section 6. Quorum. A majority of the Directors shall constitute a quorum. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present. Interested Directors may be counted for quorum purposes.
     Section 7. Notice and Place of Meetings. Notice of all Directors’ meetings shall be given in accordance with the Act. No notice need be given of any annual meeting of the Board of Directors. One day prior notice shall be given for all special meetings of the Board, but the purpose of special meetings need not be stated in the notice. Meetings of the Board of Directors may be held at the principal office of the corporation, or at such other place as shall be stated in the notice of such meeting. Members of the Board of Directors, or any committee designated by the board of directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the board of Director, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at this meeting.
     Section 8. Compensation. By resolution of the Board of Directors, each Director may either be reimbursed for his expenses, if any, for attending each meeting of the Board of Directors or may be paid a fixed fee for attending each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 9. Removal or Resignation of Directors. Any Director may resign by delivering written notice of the resignation to the Board of Directors or an officer of the Corporation. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors.
     Section 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be manifested in the manner required by the Act. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE III
COMMITTEES
     Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Act, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.
     Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.
     Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.
     Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.
     Section 2. Other Committees. Other committees of one or more Directors may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.
     Section 3. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
     Section 4. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.
     Section 5. Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.
     Section 6. Organization, Meetings, Notices, etc. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agreed upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Board of Directors or the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business or if sent to him at such place by facsimile, telegraph or cable, or delivered personally or by telephone at least twenty-four (24) hours before the time at which the meeting is to be held.
     Section 7. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.
ARTICLE IV
OFFICERS AND AGENTS – GENERAL PROVISIONS
     Section 1. Number, Election and Term. Officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, Vice-President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer. Officers shall be elected by the Board of Directors at its first meeting, and at each regular annual meeting of the Board of Directors thereafter. Each officer shall hold office until the next succeeding annual meeting of the Directors and until his successor shall be elected and qualified. Any one person may hold more than one office if it is deemed advisable by the Board of Directors.
     Section 2. Additional Officers and Agents. The Board of Directors may appoint and create such other officers and agents as may be deemed advisable and prescribe their duties.
     Section 3. Resignation or Removal. Any officer or agent of the Corporation may resign from such position by delivering written notice of the resignation to the Board of Directors, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 4. Vacancies. Vacancies in any office caused by any reason shall be filled by the Board of Directors at any meeting by selecting a suitable and qualified person to act during the unexpired term.
     Section 5. Salaries. The salaries of all the officers, agents and other employees of the Corporation shall be fixed by the Board of Directors and may be changed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation. All Directors, including interested Directors, are specifically authorized to participate in the voting of such compensation irrespective of their interest.

ARTICLE V
DUTIES OF THE OFFICERS
     Section 1. Chairman of the Board. The Chairman of the Board, if any, shall be a member of the Board of Directors and, subject to Sections 2 and 3 of this Article V, shall preside at all meetings of the Stockholders and Directors; perform all duties required by the Bylaws of the Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Stockholders as may be required.
     Section 2. Chief Executive Officer. The Chief Executive Officer, if any, shall have general charge and control of the affairs of the Corporation subject to the direction of the Board of Directors; sign as President all Certificates of Stock of the Corporation; perform all duties required by the Bylaws of the Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Stockholders as may be required. In addition, if no Chairman of the Board is elected by the Board or if the Chairman is unavailable, the Chief Executive Officer shall perform all the duties required of such officer by these Bylaws.
     Section 3. President. The President shall, if no Chief Executive Officer shall have been appointed or if the Chief Executive Officer is unavailable, perform all of the duties of the Chief Executive Officer. If a Chief Executive Officer shall have been appointed, the President shall perform such duties as shall be assigned by the Board of Directors, and in the case of absence, death or disability of the Chief Executive Officer, shall perform and be vested with all of the duties and powers of the Chief Executive Officer, until the Chief Executive Officer shall have resumed such duties or the Chief Executive Officer’s successor shall have been appointed.
     Section 4. Vice President. The Vice President, or any of them, shall perform such duties as shall be assigned by the Board of Directors, and in the case of absence, disability or death of the President, the Vice President shall perform and be vested with all the duties and powers of the President, until the President shall have resumed such duties or the President’s successor is elected. In the event there is more than one Vice President, the Board of Directors may designate one or more of the Vice Presidents as Executive Vice Presidents, who, in the event of the absence, disability or death of the President shall perform such duties as shall be assigned by the Board of Directors.
     Section 5. Secretary. The Secretary shall keep a record of the proceedings at the meetings of the Stockholders and the Board of Directors and shall give notice as required in these Bylaws of all such meetings; have custody of all the books, records and papers of the Corporation, except such as shall be in charge of the Treasurer or some other person authorized to have custody or possession thereof by the Board of Directors; sign all Certificates of Stock of the Corporation; from time to time make such reports to the officers, Board of Directors and Stockholders as may be required and shall perform such other duties as the Board of Directors may from time to time delegate. In addition, if no Treasurer is elected by the Board, the Secretary shall perform all the duties required of the office of Treasurer by the Act and these Bylaws.

     Section 6. Treasurer. The Treasurer shall keep accounts of all monies of the Corporation received or disbursed; from time to time make such reports to the officers, Board of Directors and Stockholders as may be required, perform such other duties as the Board of Directors may from time to time delegate.
     Section 7. Assistant Secretary. The Assistant Secretary, if any, shall assist the Secretary in all duties of the office of Secretary. In the case of absence, disability or death of the Secretary, the Assistant Secretary shall perform and be vested with all the duties and powers of the Secretary, until the Secretary shall have resumed such duties or the Secretary’s successor is elected.
     Section 8. Assistant Treasurer. The Assistant Treasurer, if any, shall assist the Treasurer in all duties of the office of Treasurer. In the case of absence, disability or death of the Treasurer, the Assistant Treasurer shall perform and be vested with all the duties and powers of the Secretary, until the Treasurer shall have resumed such duties or the Treasurer’s successor is elected.
ARTICLE VI
STOCK
     Section 1. Certificates. The shares of stock of the Corporation shall be evidenced by an entry in stock transfer records of the Corporation, and may be represented by stock certificates in a form adopted by the Board of Directors and every person who shall become a Stockholder shall be entitled, upon request, to a certificate of stock. All certificates shall be consecutively numbered by class. Certificates, if any, shall be signed by the Chairman of the Board of Directors, the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer may be facsimile. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 2. Transfer of Certificates. Any certificates of stock transferred by endorsement shall be surrendered, canceled and new certificates issued to the purchaser or assignee.
     Section 3. Transfer of Shares. Shares of stock shall be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney, and no transfers of certificates of stock shall be binding upon the Corporation until this Section and, with respect to certificated shares, Section 2 of this Article are met to the satisfaction of the Secretary of the Corporation. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of shares of the Corporation, and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both. The stock ledgers of the Corporation, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.
     Section 4. Lost Certificates. In the case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.
     Section 5. Dividends. The Board of Directors may from time to time declare, and the Corporation may then pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Act and in its Certificate of Incorporation.
     Section 6. Working Capital. Before the payment of any dividends or the making of any distributions of the net profits, the Board of Directors may set aside out of the net profits of the Corporation such sum or sums as in their discretion they think proper, as a working capital or as a reserve fund to meet contingencies. The Board of Directors may increase, diminish or vary the capital of such reserve fund in their discretion.
ARTICLE VII
SEAL
     There shall be no corporate seal.
ARTICLE VIII
WAIVER OF NOTICE
     Whenever any notice is required to be given to any Stockholder or Director of the Corporation, a waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
ARTICLE IX
ACTION BY STOCKHOLDERS OR DIRECTORS
WITHOUT A MEETING
     Any action required to be taken at a meeting of the Stockholders of the Corporation, or any other action which may be taken at a meeting of the Stockholders, may be taken without a meeting, if a consent in writing setting forth the actions so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof. Such consent shall have the same effect and force as a vote of said Stockholders.
     Any action required to be taken at a meeting of the Board of Directors of the Corporation, or any other action which may be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the Board of Directors or committee, as the case may be. Such consent shall have the same effect and force as a unanimous vote of said Directors or committee.
ARTICLE X
MISCELLANEOUS
     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board of Directors.
     Section 2. Notices. Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given as provided in the General Corporation Law of Delaware.
     Section 3. Waiver of Notice. Any Stockholder or director may at any time, by writing or by fax, waive any notice required to be given under these Bylaws, and if any Stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.
     Section 4. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors, the Chairman of the Board, Chief Executive Officer, President, Secretary or Treasurer, or any Vice President, Assistant Secretary or Assistant Treasurer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the Stockholders of any corporation of which the Corporation is a Stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting such person shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present.
ARTICLE XI
AMENDMENTS
     The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however, that the Stockholders shall have power to rescind, alter, amend or repeal any bylaws and enact bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.